UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2010

South American Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52156	98-0486676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3645 E. Main Street, Suite 119, Richmond, IN	47374
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765) 356-9726

Grosvenor Exploratoins Inc. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On September 20, 2010, the Registrant filed Articles of Merger with the Secretary of State of Nevada to effectuate a merger whereby the Registrant would merge with its wholly-owned subsidiary, South American Gold Corp., through a parent/subsidiary merger, with the Registrant as the surviving corporation.  This merger, which became effective on October 11, 2010 (the “Effective Date”), was pursuant to Section 92A.180 of the Nevada Revised Statutes.  Shareholder approval for this merger was not required under Section 92A.180.  On the Effective Date of this merger, the Registrant’s name changed to “South American Gold Corp.” and the Registrant’s Articles of Incorporation have been amended to reflect this name change.

In connection with the name change, the Registrant’s Common Stock has been assigned a new symbol for quotation on the OTC market.  The shares of Common Stock under the new corporate name will be quoted under the symbol “SAGD” on the OTC market commencing at the opening of trading on October 18, 2010.  The CUSIP number of the under the new corporate name is 836301101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 15, 2010

Grosvenor Explorations Inc.

By:	/s/ Raymond DeMotte
Name:	Raymond DeMotte
Title:	President and Chief Executive Officer